Exhibit 5.1

FLG Flangas Law Group

Writer’s email: kps@fdlawlv.com

September 3, 2021

COMSovereign Holding Corp

5000 Quorum Drive, Suite 400

Dallas, TX 75259

Re:	COMSovereign Holding Corp. - Registration on Form S-3

Dear Sirs/Mesdames:

We have acted as Nevada counsel to COMSovereign Holding Corp., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement is being filed by the Company to register under the Securities Act of 1933, as amended (the “Securities Act”), up to $65 million in aggregate offering price of any combination of (i) shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), (ii) shares of preferred stock of the Company, par value $0.0001 per share (“Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), (iv) warrants (the “Warrants”) to purchase shares of Common Stock, Preferred Stock or Debt Securities, and (v) units (“Units”) comprised of two or more of the foregoing Securities. The Common Stock, Preferred Stock, Debt Securities, Warrants and Units contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

The Registration Statement provides that the Securities may be issued in an unspecified number (with respect to Common Stock, Preferred Stock, Warrants and Units) or in an unspecified principal amount (with respect to the Debt Securities), and that the Securities may be offered on a delayed or continuous basis, separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Registration Statement further provides that (i) the Debt Securities may be senior and/or subordinated debt securities and, in each case, issued pursuant to an indenture (in substantially the form attached as Exhibit 4.11 to the Registration Statement (as it may be supplemented from time to time, the “Indenture”) to be entered into between the Company and a trustee to be selected by the Company, (ii) each series of Warrants will be issued under a separate warrant agreement (a “Warrant Agreement”) to be entered into between the Company and a bank or trust company, as warrant agent, and (iii) each series of Units will be issued under a separate unit agreement (collectively with the Indenture and Warrant Agreement, the “Agreements”) to be entered into between the Company and a unit agent specified therein.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus or applicable Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto, including the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and Amended and Restated Bylaws, as amended (the “Bylaws”). We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We have not independently verified any factual matters contained therein. We have also assumed the legal capacity of all natural persons, the legal power and authority of all persons signing on behalf of other parties, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. We have further assumed that at all relevant times the Articles of Incorporation and Bylaws shall be in full force and effect and shall not have been amended, restated, supplemented or otherwise altered, and there shall be no authorization of any such amendment, restatement, supplement or alteration.

3275 South Jones Blvd., Suite 105 | Las Vegas, Nevada 89146 | Phone: (702) 307-9500 | Fax: (702) 382-9452

COMSovereign Holding Corp.

September 3, 2021

To the extent our opinion set forth in Paragraph 1 below is dependent on the existence and good standing under the laws of the State of Nevada, we have relied exclusively on the Good Standing Certificate dated August 31, 2021. The opinions expressed below are also based on the assumption that the Registration Statement has been filed by the Company with the Commission and will be effective at the time that any of the Securities are issued, that persons acquiring the Securities will receive a Prospectus (and any related Prospectus Supplement(s)) containing all of the information required by Part I of the Registration Statement before acquiring such Securities, and that no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect. In addition, without limiting any other exceptions or qualifications set forth herein, we have assumed that, after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued and outstanding shares of Common Stock, series of Preferred Stock, as a separate series, or Preferred Stock, taken together with all series of Preferred Stock, as applicable, plus the total number of shares of Common Stock, applicable series of Preferred Stock, as a separate series, or Preferred Stock, taken together with all series of Preferred Stock, issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock, applicable series of Preferred Stock, as a separate series, or Preferred Stock, taken together with all series of Preferred Stock, as applicable, under the Articles of Incorporation as then in effect.

Based on the foregoing, and subject to the further assumptions, limitations and qualifications set forth below, we are of the opinion that:

1. The Company is a corporation duly incorporated and existing under the laws of the State of Nevada, and its status is active.

2. When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s), and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares authorized by the Company’s Board of Directors in connection with the offering contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s), such shares of Common Stock will be validly issued, fully paid and nonassessable.

3. When a series of Preferred Stock has been duly established in accordance with the terms of the Articles of Incorporation and duly authorized by all necessary corporate action of the Company, including that appropriate Articles of Amendment to the Articles of Incorporation fixing and determining the terms of such series of Preferred Stock has been duly approved by the Company’s Board of Directors and been filed with and accepted for record by the Secretary of State of the State of Nevada, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s), and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares authorized by the Company’s Board of Directors in connection with the offering contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

COMSovereign Holding Corp.

September 3, 2021

4. When the applicable Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, the specific terms of a particular issuance of Debt Securities, Warrants or Units, as the case may be, have been duly established in accordance with the terms of the applicable Agreement and authorized by all necessary corporate action of the Company, such Debt Securities, Warrants or Units, as the case may be, have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Agreement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action (and, in the case of Warrants and Units, assuming the securities issuable upon exercise of such Warrants or Units, as the case may be, have been duly authorized and reserved for issuance by all necessary corporate action), and the applicable Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto, the Debt Securities, Warrants and Units, as the case may be, will be duly authorized by the Company and validly issued.

We are licensed to practice law only in the State of Nevada. Our opinion herein is expressed solely with respect to the applicable laws of the State of Nevada. We do not express any opinion as to any other laws, statutes, ordinances, rules, or regulations nor the effect that any such laws, statutes, ordinances, rules, or regulations may have on the opinion expressed herein.

We are opining only as to the matters expressly set forth herein and solely for the benefit of the Company in connection therewith, and no opinion is implied or should be inferred as to any other matters. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Flangas Law Group
FLANGAS LAW GROUP